SECURITIES AND EXCHANGE COMMISSION

                           WASHINGTON, D.C. 20549

                               --------------

                                  FORM 8-K

                               CURRENT REPORT

                      PURSUANT TO SECTION 13 OR 15(d)

                   OF THE SECURITIES EXCHANGE ACT OF 1934

                                May 16, 2002
                      -------------------------------
                     (Date of earliest event reported)

                     Video Network Communications, Inc.
              ------------------------------------------------
             (Exact Name of Registrant as Specified in Charter)

      Delaware                    000-22235                   54-1707962
-----------------             ----------------           ----------------------
    (State of                 (Commission File             (I.R.S. Employer
   Incorporation)                   Number)              Identification Number)


          50 International Drive, Portsmouth, New Hampshire 03801
          -------------------------------------------------------
            (Address of principal executive office and zip code)


                               (603) 334-6700
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            (Registrant's telephone number, including area code)


                               Not Applicable
         ---------------------------------------------------------
       (Former Name or Former Address, if Changed Since Last Report)





ITEM 1.   CHANGES IN CONTROL OF REGISTRANT.

         On May 17, 2002, Moneyline Telerate Holdings, a Delaware corporation ("Moneyline"), indirectly acquired 25,000,000 shares of common stock, par value $0.01 per share (the "Common Stock"), of Video Network Communications, Inc., a Delaware corporation (the "Company"), at $0.60 per share, for a total investment of $15,000,000 pursuant to a Stock Purchase Agreement, dated as of May 16, 2002 (the "Stock Purchase Agreement"), among the Company, Moneyline Networks, LLC, a Delaware limited liability company and a wholly owned subsidiary of Moneyline and B2BVideo Network Corp., a Delaware corporation. The 25,000,000 shares of Common Stock acquired by Moneyline from the Company were newly issued shares of Common Stock.

         In connection with the completion of the transactions contemplated by the Stock Purchase Agreement, the Company also issued to Moneyline warrants to purchase an additional 11,250,000 shares of Common Stock at an exercise price of $0.60 per share pursuant to a Warrant to Purchase 11,250,000 Shares (Subject to Adjustment) of Common Stock of Video Network Communications, Inc., dated as of May 16, 2002, between the Company and Moneyline. As a result of the transactions, Moneyline is the beneficial owner of 60.6% of the Company. To the knowledge of management of the Company, prior to the closing of the transactions contemplated by the Stock Purchase Agreement, no person or group controlled the Company.

         Upon completion of the transactions contemplated by the Stock Purchase Agreement on May 17, 2002, four of the seven members of the Board of Directors of the Company resigned from their positions as directors of the Company and three individuals designated by Moneyline were appointed to the Board of Directors. A fourth designee of Moneyline is expected to be appointed to the Board of Directors on or about June 1, 2002.

         The total amount of funds required by Moneyline to purchase the 25,000,000 shares of Common Stock from the Company was $15,000,000 in cash. To the knowledge of management of the Company, Moneyline obtained the cash from available cash on hand at Moneyline.

         Moneyline is majority owned by Bank One Investment Corporation, a Delaware corporation and and a wholly owned subisidiary of Banc One Capital Corporation, a Deleware corporation and wholly owned subsidiary of Banc One Financial Corporation, a Deleware corporation and wholly owned subsidiary of Bank One Corporation, a Delaware corporation.


ITEM 7.  FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

(a)      Financial Statements of Businesses Acquired.

              Not Applicable.

(b)      Pro Forma Financial Information.

              Not Applicable.

(c)      Exhibits.

No.               Description

2.1 Stock Purchase Agreement, dated as of May 16, 2002, among Video Network Communications, Inc., a Delaware corporation, Moneyline Networks, LLC, a Delaware limited liability company, and B2BVideo Network Corp., a Delaware corporation.

4.1 Warrant to Purchase 11,250,000 Shares (Subject to Adjustment) of Common Stock of Video Network
                  Communications, Inc. between Video Network
                  Communications, Inc., a Delaware corporation, and Moneyline Networks, LLC, a Delaware limited liability company, dated as of May 16, 2002.



                                 SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                        VIDEO NETWORK COMMUNICATIONS, INC.

Date: May 28, 2002                      By: /s/ Robert Emery
                                        ------------------------------------
                                        Name:  Robert Emery
                                        Title: Chief Financial Officer






                               EXHIBIT INDEX


No.               Description


2.1 Stock Purchase Agreement, dated as of May 16, 2002, among Video Network Communications, Inc., a Delaware corporation, Moneyline Networks, LLC, a Delaware limited liability company, and B2BVideo Network Corp., a Delaware corporation.

4.1 Warrant to Purchase 11,250,000 Shares (Subject to Adjustment) of Common Stock of Video Network
                  Communications, Inc. between Video Network
                  Communications, Inc., a Delaware corporation, and Moneyline Networks, LLC, a Delaware limited liability company, dated as of May 16, 2002.